Exhibit 99.2

Hercules Technology Growth Capital Raises Quarterly Cash Dividend to $0.25 per Share, up $0.01 from the Third Quarter, an Increase of approximately 4.0%

  Thirtieth Consecutive Quarterly Dividend Bringing Cumulative Distributions to $7.89 per share Since IPO in June 2005
  Intends to Distribute Approximately $1.5 million, or approximately $0.03 per share, of Spillover Earnings from 2012 to Shareholders in 2013

PALO ALTO, Calif.--(BUSINESS WIRE)--February 28, 2013--Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science and cleantech industries, at all stages of development, announced today that its Board of Directors has declared a fourth quarter cash dividend of $0.25 per share, an increase of 4.0% from the third quarter of 2012. The dividend will be payable on March 19, 2013, to shareholders of record as of March 11, 2013. In addition, the Company intends to distribute approximately $1.5 million, or approximately $0.03 per share, of spillover earnings from 2012 to its shareholders in 2013.

The Company maintains a variable dividend policy with the objective of distributing four quarterly distributions in an amount that approximates 90 - 100% of its taxable quarterly income or potential annual income for a particular year. In addition, at the end of the year, the Company may also pay an additional special dividend or fifth dividend, such that it may distribute approximately all of its annual taxable income in the year it was earned, while maintaining the option to spill over its excess taxable income.

The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of its distributions for a full year. The tax attributes of the Company's distributions for the year ended December 31, 2012 were paid 100% from earnings and profits. There can be no certainty to shareholders that the 2012 determination is representative of what the tax attributes of the Company's 2013 distributions to shareholders will actually be. The Company's distributions are intended to be paid from taxable income.

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science and cleantech industries at all stages of development. Since inception (December 2003), Hercules has committed more than $3.4 billion to over 220 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol "HTGC."

In addition, Hercules has two outstanding bond issuances of 7.00% Senior Notes due 2019—the April 2019 Notes and September 2019 Notes—which trade on the NYSE under the symbols “HTGZ” and “HTGY,” respectively.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market turbulence, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

CONTACT:
Hercules Technology Growth Capital, Inc.
Main, 650-289-3060 HT-HN
info@htgc.com
OR
Market Street Partners
Linda Wells, 415-445-3236
linda@marketstreetpartners.com